                                   FORM 8-K

                                CURRENT REPORT

                   Pursuant to Section 13 or 15 (d) of the

                        Securities Exchange Act of 1934

                                 July 21, 1998

               Date of Report (Date of earliest event reported)

                       First Oak Brook Bancshares, Inc.
            (Exact name of registrant as specified in its charter)



    Delaware                    0-14468                    36-3220778
(State or other               (Commission                 (IRS Employer
jurisdiction of               File Number)             Identification No.)
incorporation)


1400 Sixteenth Street, Oak Brook, IL                           60523
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code (630) 571-1050




ITEM 4. Changes in Registrant's Certifying Accountants.

On July 21, 1998 the Board of Directors approved the recommendation by the Audit Committee of the Board of Directors to (i) engage KPMG Peat Marwick LLP as the independent accountants for First Oak Brook Bancshares, Inc. and (ii) dismiss Ernst & Young LLP as such independent accountants.

In connection with the audits of the two fiscal years ended December 31, 1997 and the subsequent interim period through July 21, 1998 (i) there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to their satisfaction, would have caused them to make reference to the matter in their report, and (ii) there were no reportable events as that term is described in Item 304 (a) (l) (v) of Regulation S-K.


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The accountants' report of Ernst & Young LLP on the consolidated financial statements of First Oak Brook Bancshares, Inc. and its subsidiaries as of and for the years ended December 31, 1997 and December 31, 1996 did not contain an adverse opinion or disclaimer, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

The Company has requested Ernst & Young LLP to furnish it a letter addressed to the Commission stating whether it agrees with the above statement. A copy of that letter, dated July 27, 1998 is filed as Exhibit A to this Form 8-K.


                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     FIRST OAK BROOK BANCSHARES, INC.


Date: July 27, 1998             By:  /s/ Rosemarie Bouman
                                     ------------------------------
                                     Rosemarie Bouman
                                     Vice President and Chief Financial Officer
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EXHIBIT A TO FORM 8-K



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


Gentlemen:

We have read Item 4 of Form 8-K dated July 27, 1998, of First Oak Brook Bancshares, Inc. and are in agreement with the statements contained in paragraphs 2 and 3 on page 1 and 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


                                  /s/ Ernst & Young LLP


July 27, 1998
Chicago, Illinois